Exhibit 99.1

OSI Systems Enters into Definitive Agreement to Acquire American Science and Engineering

•                 Acquisition enhances OSI Systems’ security platform with leading backscatter X-ray inspection technology and services for critical security end markets.

•                 Expected to be accretive to fiscal year 2017 non-GAAP diluted earnings per share excluding one-time transaction expenses and integration costs; at least 10% accretive to fiscal year 2018 GAAP diluted earnings per share.

HAWTHORNE, Calif.—June 21, 2016 - OSI Systems, Inc. (NASDAQ: OSIS) today announced that it has signed a definitive agreement to acquire American Science and Engineering, Inc. (“AS&E”) (NASDAQ: ASEI), a leading provider of detection solutions for advanced cargo, parcel, and personnel inspection, for $37.00 per share in cash, representing a total purchase price of approximately $187 million, net of $82 million of AS&E cash and cash equivalents as of March 31, 2016. The transaction has been unanimously approved by the OSI Systems and AS&E Boards of Directors. The closing of the transaction, anticipated during OSI Systems’ fiscal second quarter ending December 31, 2016, is subject to the approval of AS&E’s shareholders, antitrust approval, and other customary closing conditions.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, said, “The acquisition of AS&E will be the most significant security acquisition in our Company’s history and we believe represents an excellent strategic fit consistent with our expansion strategy. AS&E’s backscatter X-ray technology has long been a leader within the security industry, and its cutting-edge products, extensive service network, and premier customer base are highly complementary to our current operations. We look forward to welcoming AS&E’s talented team to OSI Systems.”

“We are very pleased to join OSI Systems,” said Chuck Dougherty, President and Chief Executive Officer of AS&E. “The capabilities of our respective organizations are extremely well-matched. We expect our customers and employees to benefit substantially from the combination of our technology-driven businesses.”

Financial Highlights

The transaction is expected to result in at least $18 million of annual pre-tax cost synergies within the first two years post-closing. These synergies include the benefits of optimizing global business development and administration, manufacturing and supply chain infrastructure, as well as the elimination of redundant public company costs. The transaction is expected to be accretive to OSI Systems’ fiscal year 2017 non-GAAP diluted earnings per share excluding one-time transaction expenses and integration costs and at least 10% accretive to OSI Systems’ fiscal year 2018 GAAP diluted earnings per share.

OSI Systems expects to fund the acquisition with a combination of balance sheet cash and borrowings from its existing $450 million credit facility. Pro forma for the acquisition, OSI Systems is anticipated to have a leverage ratio of 2.1x trailing 12 months pro forma adjusted EBITDA as of March 31, 2016, excluding anticipated annual cost synergies. OSI Systems expects continued strong cash flow generation from the combined business.

“The acquisition of AS&E represents a strategic deployment of capital to generate additional shareholder value,” said Alan Edrick, OSI Systems’ Executive Vice President and Chief Financial Officer. “The combination creates new opportunities for revenue and profit growth while maintaining a flexible and conservative balance sheet.”

Strategic Rationale

The acquisition of AS&E is consistent with OSI Systems’ strategy to expand its security offerings, enhance its product development capabilities, and grow in attractive end markets and geographies. AS&E’s track record of innovation, including its Z Backscatter® X-ray technology, established its position in the global cargo and vehicle inspection market. Furthermore, its significant installed base and related service offerings provide a stable, highly profitable base of business accounting for approximately half of its annual revenue. Once combined, the businesses will offer comprehensive, best-in-class technologies driven by a common focus on continued innovation. This unique portfolio, supported with a worldwide sales and service presence, and the significant anticipated cost synergies are expected to provide a foundation for accelerated growth in revenues and profits.

Advisors

OSI Systems’ financial advisors are Citigroup and Roth Capital and outside legal counsel are Latham & Watkins and Crowell & Moring.

Non-GAAP Financial Measures; Non-GAAP Figures

This press release includes references to adjusted EBITDA and non-GAAP diluted earnings per share, both of which are non-GAAP financial measures. Adjusted EBITDA is defined as net income, plus net interest and other expense, provision for income taxes, and depreciation and amortization, as further adjusted to eliminate the impact of stock-based compensation, and impairment, restructuring and other charges. Not all companies use identical calculations and, accordingly, OSI Systems’ calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a recognized term under accounting principles generally accepted in the United States (GAAP) and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. OSI Systems uses adjusted EBITDA to evaluate the effectiveness of OSI Systems’ business strategies and because OSI Systems’ credit agreement uses measures similar to adjusted EBITDA to measure compliance with certain covenants. Non-GAAP diluted earnings per share excludes the impact of impairment, restructuring and other charges, net of tax.

OSI Systems believes that the inclusion of non-GAAP diluted earnings per share figures and adjusted EBITDA provides additional insight into the operations of OSI Systems. Non-GAAP financial measures should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. OSI Systems also believes that these non-GAAP financial measures provide meaningful supplemental information because they exclude amounts that it does not view as reflective of ongoing operating results when planning and forecasting and when assessing the performance of OSI Systems’ business.

Conference Call Information

OSI Systems will host a conference call at 7:00am Pacific Time on June 21, 2016 to discuss the acquisition, which will be followed by a question-and-answer session. A copy of the presentation slides will be available on OSI Systems’ website, www.osi-systems.com. To listen, please visit the investor relations section of the OSI Systems website, www.osi-systems.com, and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call. The replay can either be accessed through OSI Systems’ website, www.osi-systems.com, or via telephonic replay by calling 1-855-859-2056 and entering the conference call identification number ‘38194327’ when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. It combines more than 30 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end product markets. For more information on OSI Systems, Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than historical facts included in this press release, including, but not limited to, statements regarding the timing and the closing of the transaction, the financing for the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations and projections of future events and reflect beliefs and assumptions that are based on OSI Systems’ perception of historical trends, current conditions and expected future developments as well as other factors management believes are appropriate in the circumstances. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of AS&E’s shareholders will vote in favor of the transaction; the possibility that various closing conditions to the merger and related transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to AS&E’s business; the outcome of any legal proceedings that may be instituted with respect to the transaction; that the integration of AS&E’s business into OSI Systems is not as successful as expected; the failure to realize anticipated synergies and cost-savings; the failure of OSI Systems to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the reports filed by OSI Systems with the Securities and Exchange Commission, including OSI Systems’ annual report for the year ended June 30, 2015 and subsequent quarterly reports. These forward-looking statements reflect OSI Systems’ expectations and projections as of the date of this press release. OSI Systems undertakes no obligation to update the information provided herein to reflect any change in OSI Systems’ expectations or projections with regard thereto or any change in events, conditions or circumstances on which any such information is based.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

12525 Chadron Ave

Hawthorne, CA 90250

Tel: (310) 349-2237

avashishat@osi-systems.com